Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Dotronix, Inc. on Form SB-2 of our report dated September 27, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/   Deloitte and Touche, LLP
Minneapolis, Minnesota
May 28, 2004